Exhibit 10
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                        PACKAGING DYNAMICS CORPORATION
                      2002 LONG-TERM INCENTIVE STOCK PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT (the "Agreement"), made effective as of the 31st day of December 31, 2004 (hereinafter called the "Date of Grant"), between PACKAGING DYNAMICS CORPORATION, a Delaware corporation (hereinafter called the "Company"), and the employee named on the signature page hereto (hereinafter called the "Optionee"):

                               R E C I T A L S:
                               ---------------

         WHEREAS, the Company has adopted the Packaging Dynamics Corporation 2002 Long-Term Incentive Stock Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan;

         WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Optionee pursuant to the Plan and the terms set forth herein; and

         WHEREAS, the Optionee has agreed to abide by the obligations set forth herein as reasonable and necessary restrictions in order to protect the Company's goodwill, trade secrets and Confidential Information (as defined below) and to ensure the long-term success and development of the Company and its business.

         NOW THEREFORE, in consideration of the mutual covenants set forth hereinafter, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of the Option. The Company hereby grants to the Optionee an Option to purchase, on the terms and conditions hereinafter set forth, the number of Shares set forth on the last page hereof, at an exercise price equal to the dollar amount per Share set forth on the last page hereof (the "Exercise Price"). The Option is intended to be a nonqualified stock option, and is not intended to be treated as an Incentive Stock Option, which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Vesting.

         (a) Subject to the Optionee's continued employment with the Company and compliance with the provisions of this Agreement, the Option shall vest and become exercisable annually in equal one-third (1/3) portions (rounded down to the nearest whole share) over the three (3) year period commencing with the first anniversary of the Date of Grant and shall be fully vested and exercisable as of the third anniversary of the Date of Grant. At any given time, the portion of the Option that has become vested and exercisable as described above (or pursuant to Section 2(c) below) is hereinafter referred to as the "Vested Portion."

         (b) If the Optionee's employment with the Company is terminated for any reason prior to the third anniversary of the Date of Grant, this Option shall, to the extent not vested as of the last day of the Optionee's employment, be cancelled by the Company without consideration and the Vested Portion of the Option as of the Optionee's last day of employment shall remain exercisable for the period set forth in Section 3(a), subject to the terms of
Section 10.

         (c) Notwithstanding any other provision of this Agreement to the contrary, in connection with any merger, consolidation, change in control or similar reorganization (a "Corporate Transaction"), the Committee may in its sole discretion:

                  (i) Provide that any acquiring or successor corporation will assume the Option, to the extent then outstanding, or substitute an equivalent option meeting the requirements of Section 424(a) of the Code for the outstanding portion of the Option; or

                  (ii) Accelerate the vesting of any outstanding portion of the Option which has not previously vested pursuant to Section 2(a) or provide for the cancellation of the unvested portion of the Option; and/or

                  (iii) Provide for a cash payment to the Optionee equal to the excess, if any, of the Fair Market Value of the number of Shares covered by the Vested Portion of the Option then held by the Optionee over the aggregate Exercise Price of the Vested Portion of such Option.

         The Committee shall have no obligation to take any such action in connection with a Corporate Transaction.

         3. Exercise of Option.

         (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Optionee must exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

                  (i) the seventh anniversary of the Date of Grant;

                  (ii) one (1) year following the date of the Optionee's termination of employment due to death or "Disability";

                  (iii) six (6) months following the date of the Optionee's termination of employment by the Company without "Cause" or by the employee upon retirement;

                  (iv) thirty (30) days following the date of the Optionee's termination of employment by the Company for "Cause" or by the Optionee for any reason (other than retirement); or

                  (v) if determined by the Committee in its sole discretion, the consummation of a Corporate Transaction; provided that the Committee shall have notified the Optionee at least fifteen (15) days in advance of the consummation of the Corporate Transaction of such a determination.

         (b) Applicable Definitions. For purposes of this Agreement:

                  (i) "Cause" shall mean "Cause" as defined in any employment agreement then in effect between the Optionee and the Company or if not defined therein or, if there shall be no such agreement, (i) Optionee's engagement in misconduct that is injurious to the Company or its Affiliates,
(ii) Optionee's failure to substantially perform his or her duties to the Company, (iii) Optionee's dishonesty in the performance of his or her duties to the Company, (iv) Optionee's commission of an act or acts constituting any
(x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) a felony, or the Optionee's conviction or commission of a lesser crime or offense that adversely impacts upon the business or reputation of the Company or an Affiliate or (v) Optionee's breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company, including as provided in Section 10. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

                  (ii) "Disability" shall mean "Disability" as defined in any employment agreement then in effect between the Optionee and the Company, or if not defined therein or if there shall be no such agreement, as defined in the Company's long-term disability plan as in effect from time to-time, or if there shall be no such plan or if not defined therein, the Optionee's becoming physically or mentally incapacitated and therefore becoming unable for a period of six (6) months in any twelve (12) consecutive month period to perform his or her duties to the Company.

         (c) Method of Exercise.

                  (i) Subject to the terms of this Agreement, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price shall be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the Optionee (which are not the subject of any pledge or other security interest and which have been owned by the Optionee for at least six (6) months), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such pre-owned Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate Exercise Price.

                  (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

                  (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Optionee's name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing such certificates to him or her, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

                  (iv) In the event of the Optionee's death, the Vested Portion of the Option shall remain exercisable by the Optionee's executor or administrator, or the person or persons to whom the Optionee's rights under this Agreement shall pass by will, or by the laws of descent and distribution as the case may be, to the extent otherwise permitted under this Agreement. Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

         4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Optionee the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Optionee or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

         5. Rights as a Stockholder. Neither the Optionee nor any successor in interest shall have rights as a stockholder of the Company with respect to any Shares subject to an Option granted hereunder until the date of issuance of a certificate for such Shares.

         6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         7. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO"), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Optionee's lifetime, the Option is exercisable only by the Optionee or by his or her legal representative or as otherwise provided by a QDRO.

         8. Withholding. Subject to applicable law, the Optionee agrees to make appropriate arrangements required by the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of, or other settlement in respect of, the Option of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding amounts from any compensation or other amount owing from the Company to the Optionee) to satisfy all obligations for the payment of such taxes.

         9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

         10. Confidentiality, Non-Compete, Non-Solicitation, Non-Interference and Return of Company Property.

         (a) Confidentiality. At all times during and after the Optionee's employment with the Company or its Affiliates, the Optionee will not use, disclose, sell or otherwise transfer or disseminate, directly or indirectly, any Confidential Information, except as is necessary for the performance of the Optionee's duties as an employee of the Company or its Affiliates, or as is authorized in advance in writing by an executive officer of the Company. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information, materials or devices which the Optionee may have acquired or may acquire during or by reason of the Optionee's employment with the Company or its Affiliates which relates to the Company or its Affiliates and/or their current or prospective business activities, products, or services, including, but not limited to any of the following: (i) information relating to the Company's research, development, patent and copyright development and licensing thereof, trade secrets, inventions, formulas, designs, drawings, specifications and engineering, laboratory analysis, production processes, or equipment; (ii) information related to the specific or unique marketing techniques, price lists, pricing policies, sales, services, costs, business methods, formulas, product specifications or business planning of the Company or its Affiliates; (iii) information relating to the names of customers of the Company or its Affiliates and their representatives, customer services, or the type, quantity and specifications of products purchased by or from customers which came into the Optionee's knowledge, possession, or control in connection with his or her employment; and (iv) information relating to the specific or unique computer techniques, equipment, programs and software of the Company or its Affiliates. The term "Confidential Information" does not include information, materials or devices which are generally known to the public (other than as a result of an improper or unauthorized disclosure by the Optionee in violation of the terms hereof) or information, materials or devices that are not competitively sensitive to the Company or any of its Affiliates.

         (b) Non-Compete. During the Optionee's employment with the Company or its Affiliates and for a period of one year following the Optionee's termination of employment for whatever reason, the Optionee will not engage in "Competitive Activities" (as hereinafter defined) within the "Covered Area" (as hereinafter defined) without first obtaining written permission from an executive officer of the Company. For purposes of this Agreement, "Competitive Activities" means rendering the same services or substantially the same services, or being involved in the same capacity or substantially the same capacity as the Optionee was, for the Company or any of its Affiliates, whether as an officer, director, employee, consultant, agent, owner or shareholder (excluding ownership of less than 5% of the stock of a publicly traded company), in the manufacture, development, promotion, distribution or sale of any product or service which is the same as or competitive with any products or services of any of the businesses of the Company or its Affiliates in which the Optionee has participated in any material respect during the Optionee's last twelve (12) months of employment (including any products or services known to the Optionee to be in development or which the Optionee knew the Company or its Affiliates had plans to sell within the succeeding twelve
(12) months) (the "Covered Products"). The Optionee acknowledges that products of the Company and its Affiliates are sold and marketed throughout North America and the United Kingdom. Accordingly, for purposes of this Agreement, "Covered Area" means any state, county, city, town, province or comparable unit of local government where the Covered Products are manufactured, marketed, distributed or sold by the Company or any of its Affiliates.

         (c) Non-Solicit/Non-Interference. During the Optionee's employment with the Company or its Affiliates and for a period of one year following the Optionee's termination of employment for whatever reason, the Optionee will not: (i) directly or indirectly solicit, induce or influence (or attempt to solicit, induce or influence) any customers or suppliers of the Company or its Affiliates with which the Optionee was involved as part of the Optionee's job responsibilities during the Optionee's last twelve (12) months of employment to divert their business to any direct competitor of the Company or to terminate his, her or its relationship with the Company; (ii) interfere with or damage (or attempt to interfere with or damage) any relationship and/or agreement between any of the Company or its Affiliates and a past or present known customer, vendor or supplier of any of the Company or its Affiliates; or
(iii) otherwise intentionally interfere with or damage the business or accounts of the Company or its Affiliates.

         (d) Employee Non-Solicit. During the Optionee's employment with the Company or its Affiliates and for a period of one year following the Optionee's termination of employment for whatever reason, the Optionee will not: (i) directly or indirectly solicit, induce or cause (or attempt to solicit, induce or cause) another person in the employ of the Company to terminate his or her employment for the purposes of joining, associating or becoming employed with any business or activity which is in competition with any products sold, or any business or activity engaged in, by the Company or its Affiliates; or (ii) make known to any potential employer, firm, corporation, association, or other entity the names or addresses of, or any information pertaining to, any current or former employee of the Company or its Affiliates.

         (e) Return of the Company's Property and Confidential Information. Upon request by the Company at any time, and, in any event, upon the termination of the Optionee's employment, whether voluntary or involuntary, the Optionee will return to the Company all copies of documents, materials and devices belonging to the Company or containing Confidential Information, including (but not limited to) computer files, notes, memoranda, reports, letters, and manuals. This provision is intended to include all documents, materials and devices, made or compiled by the Optionee, as well as all materials furnished to the Optionee by any third party. At the Company's request, the Optionee will confirm in writing his or her compliance with the requirements of this provision.

         (f) Cancellation of Options and "Clawback" of Proceeds. In the event of a breach of the restrictions and obligations contained in this Section 10 of this Agreement by the Optionee, or if such restrictions and obligations are found to be unenforceable for any reason, in addition and without prejudice to any other remedies the Company may have, the Option shall be rescinded and the Optionee (or, if applicable, his or her heirs, beneficiaries or estate) shall promptly, at the Company's request (i) sell back to the Company all "Acquired Shares" (as defined below) held by the Optionee (or, if applicable, his or her heirs, beneficiaries or estate) for a per share price equal to the per share Exercise Price paid by the Optionee to acquire such shares, and (ii) to the extent such Acquired Shares have previously been sold or otherwise disposed of by the Optionee (or, if applicable, by his or her heirs, beneficiaries or estate), repay to the Company the excess of (x) the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over (y) the aggregate Exercise Price of such Acquired Shares. For purposes of this Paragraph 10(f), the amount of the repayment described herein shall not be affected by whether the Optionee (or, if applicable, his or her heirs, beneficiaries or estate) actually received such Fair Market Value with respect to such sale or other disposition. For purposes of this Agreement, "Acquired Shares" shall mean shares of Company common stock that were acquired upon exercise of any Option granted to the Optionee by the Company.

         (g) Acknowledgements. The Optionee acknowledges the importance of the restrictions and obligations contained in this Section 10 and that (i) Confidential Information is valuable proprietary information of the Company which the Company has devoted and will continue to devote substantial resources to developing and protecting, (ii) the business of the Company is intensely competitive and the use or disclosure of Confidential Information could be damaging to the Company's business operations, particularly if such disclosure is by or to a competitor, customer or vendor of the Company, (iii) the Optionee provides unique and extraordinary services to the Company which involve the Optionee's use and access to particularly sensitive and valuable Confidential Information, (iv) the Company invests a substantial amount of time and money in developing customer relationships as well as in recruiting and training its employees, (v) the restrictions and obligations contained in this Section 10 are reasonable and necessary to safeguard the Company's legitimate protectable interests and are in addition to and do not limit or supercede any preexisting obligations Optionee may have to the Company or its Affiliates concerning such matters, including confidentiality, competition, solicitation of customers and employees, non-interference and return of Company property, and (vi) the Optionee has or will come into contact with Confidential Information and develop relationships with customers of the Company or its Affiliates solely due to the Optionee's employment with the Company or its Affiliates. In addition, the Optionee recognizes and agrees that any breach or threatened or anticipated breach of any part of this
Section 10 will result in irreparable harm and continuing damage to the Company, and that the remedy at law for any such breach or threatened or anticipated breach will be inadequate. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company or its Affiliates, the Optionee acknowledges and agrees that the Company shall be entitled to seek and obtain an injunction or injunctions, without bond or other security, to prevent any breach or threatened or anticipated breach of any such section.

         11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Optionee at the address appearing in the personnel records of the Company for such Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

         12. Governing Law and Forum. THE OPTIONEE AGREES AND ACKNOWLEDGES
THAT: (A) THE COMPANY'S OTHER OPTIONEES ARE SUBJECT TO A FORM OF AGREEMENT SIMILAR TO THIS AGREEMENT; (B) OTHER INDIVIDUALS INVOLVED WITH THE COMPANY, INCLUDING FUTURE EMPLOYEES, MAY EXECUTE A FORM OF AGREEMENT SIMILAR TO THIS AGREEMENT; (C) THE FOREGOING OPTIONEES AND INDIVIDUALS LIVE AND WORK IN VARIOUS LOCATIONS ACROSS THE UNITED STATES; AND (D) THE COMPANY HAS A LEGITIMATE INTEREST IN THE UNIFORM LEGAL INTERPRETATION AND APPLICATION OF THIS AGREEMENT. ACCORDINGLY, THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTES BETWEEN THE OPTIONEE AND THE COMPANY ARISING UNDER IT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, THE SITE OF THE COMPANY'S INCORPORATION, WITHOUT REGARD TO ITS CONFLICT OF LAW RULES. THE PARTIES FURTHER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED WITHIN THE STATE OF DELAWARE IN ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE DELIVERY OF SUCH PROCESS TO SUCH PARTY AT THE ADDRESS SPECIFIED FOR NOTICES UNDER THIS AGREEMENT.

         13. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the agreement shall not in any way be affected or impaired thereby. Moreover, without limiting the generality of the foregoing, if any one or more of the provisions contained in this agreement shall be held to be unreasonable or unenforceable in any respect, including excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

         14. Entire Agreement; Option Subject to Plan. This Agreement and the Plan contain the entire understanding and agreement of the parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the Parties with respect thereto, except as is otherwise expressly provided herein. The Option and this Agreement are subject to all of the terms and conditions of the Plan. By entering into this Agreement the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. The terms and provisions of the Plan as it may be amended from time-to-time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

         15. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         16. Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Optionee, his or her heirs, executors, administrators, successors and assigns.

         17. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

         18. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         19. Authority of the Committee. The Committee shall have full authority in its discretion to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.


                           [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement. By execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.


PACKAGING DYNAMICS CORPORATION


By:
   ----------------------------
Name:
Title:


-------------------------------
[Employee]

_____ options at an Exercise Price of $______